Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Third Quarter Results

•	Company delivers third quarter 2017 earnings per diluted share of $0.35 and non-GAAP earnings per diluted share of $0.30

•	Consolidated same store sales for the third quarter decreased 0.9%

•	Company raises its full year 2017 guidance and now expects earnings per diluted share of $2.95 to 3.07 and non-GAAP earnings per diluted share of $2.92 to 3.04

•	Company provides preliminary 2018 outlook

PITTSBURGH, November 14, 2017 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the third quarter ended October 28, 2017.

Third Quarter Results

The Company reported consolidated net income for the third quarter ended October 28, 2017 of $36.9 million, or $0.35 per diluted share, compared to the Company's expectations provided on August 15, 2017 of $0.22 to 0.30 per diluted share. For the third quarter ended October 29, 2016, the Company reported consolidated net income of $48.9 million, or $0.44 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the third quarter ended October 28, 2017 of $31.9 million, or $0.30 per diluted share. For the third quarter ended October 29, 2016, the Company reported consolidated net income of $53.6 million, or $0.48 per diluted share. Third quarter 2017 non-GAAP results exclude the benefit from a multi-year sales tax refund. Third quarter 2016 non-GAAP results exclude conversion costs for former Sports Authority ("TSA") stores. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Net sales for the third quarter of 2017 increased 7.4% to approximately $1.94 billion. Consolidated same store sales decreased 0.9%, compared to the Company's guidance of a low single-digit decrease. Third quarter 2016 consolidated same store sales increased 5.2%.

“In the third quarter, we delivered earnings per diluted share and comp sales at the high end of our expectations, with continued double-digit growth in eCommerce. As expected, margins were under pressure in this highly promotional environment, but our strategy for this environment enabled us to continue to capture market share,” said Edward W. Stack, Chairman and Chief Executive Officer. “As we look to the fourth quarter, we are comfortable with our prior implied sales and earnings outlook, and believe we are well positioned to gain additional market share."

Mr. Stack continued, "Looking ahead, we see tremendous opportunity in our industry as it continues to evolve. We plan to make significant investments in our business, which will have a short-term negative impact on our earnings; however, we expect these investments will pay meaningful dividends in the future. We plan to increase investments in our eCommerce business, the technology in our stores and store payroll in order to enhance the customer experience. Meaningful investments will also be made to DICK'S Team Sports HQ, and in the development and support of our private brands. Given these investments, continued gross margin pressure and approximately flat comp sales, we expect earnings per diluted share to decline by as much as 20 percent in 2018."

Omni-channel Development

eCommerce sales for the third quarter of 2017 increased approximately 16%. eCommerce penetration for the third quarter of 2017 was 10.3% of total net sales, compared to 9.6% during the third quarter of 2016.

In the third quarter, the Company opened 15 new DICK'S Sporting Goods stores and six new Field & Stream stores. The Company also closed two specialty concept stores. As of October 28, 2017, the Company operated 719 DICK'S Sporting Goods stores in 47 states, with approximately 38.2 million square feet, 98 Golf Galaxy stores in 32 states, with approximately 2.1 million square feet, and 35 Field & Stream stores in 16 states, with approximately 1.6 million square feet. Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the third quarter of 2017 with approximately $112 million in cash and cash equivalents and approximately $455 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company continued to invest in omni-channel growth, while returning over $343 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 4.1% at the end of the third quarter of 2017 as compared to the end of the third quarter of 2016.

Year-to-Date Results

The Company reported consolidated net income for the 39 weeks ended October 28, 2017 of $207.5 million, or $1.91 per diluted share. For the 39 weeks ended October 29, 2016, the Company reported consolidated net income of $197.2 million, or $1.75 per diluted share.

On a non-GAAP basis, the Company reported consolidated net income for the 39 weeks ended October 28, 2017 of $197.0 million, or $1.81 per diluted share, excluding a corporate restructuring charge, conversion costs for former TSA stores, income related to a contract termination payment and the benefit from a multi-year sales tax refund. For the 39 weeks ended October 29, 2016, the Company reported consolidated net income of $201.9 million, or $1.80 per diluted share, excluding conversion costs for former TSA stores. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Net sales for the 39 weeks ended October 28, 2017 increased 9.0% to approximately $5.93 billion, reflecting the growth of our store network and a 0.5% increase in consolidated same store sales.

Capital Allocation

On November 9, 2017, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.17 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on December 29, 2017 to stockholders of record at the close of business on December 8, 2017.

During the third quarter of 2017, the Company repurchased approximately 2.9 million shares of its common stock at an average cost of $26.57 per share, for a total cost of $76 million. During fiscal 2017, the Company repurchased approximately 6.8 million shares of its common stock at an average cost of $35.70 per share, for a total cost of $242 million, and has approximately $0.8 billion remaining under its authorization that extends through 2021.

Current 2017 Outlook

The Company's current outlook for 2017 is based on current expectations and includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖ Full Year 2017

•
Based on an estimated 107 to 108 million diluted shares outstanding, the Company currently anticipates reporting earnings per diluted share in the range of $2.95 to 3.07, which includes approximately $0.05 per diluted share for the 53rd week. The Company's earnings per diluted share guidance is not dependent upon share repurchases beyond the $242 million executed through the third quarter of fiscal 2017. The Company reported earnings per diluted share of $2.56 for the 52 weeks ended January 28, 2017.

•
The Company currently anticipates reporting non-GAAP earnings per diluted share in the range of $2.92 to 3.04. This excludes a corporate restructuring charge, conversion costs for former TSA stores, income related to a contract termination payment, the benefit from a multi-year sales tax refund and a one-time cost the Company expects to incur to enhance its ScoreCard loyalty program. On a non-GAAP basis, the Company reported earnings per diluted share of $3.12 for the 52 weeks ended January 28, 2017.

•
Consolidated same store sales are currently expected to be in the range of approximately flat to a low single-digit decline on a 52 week to 52 week comparative basis, compared to an increase of 3.5% in 2016.

•
The Company expects to open 43 new DICK'S Sporting Goods stores and relocate seven DICK'S Sporting Goods stores in 2017. The Company also expects to open eight new Golf Galaxy stores, relocate one Golf Galaxy store and open eight new Field & Stream stores adjacent to DICK'S Sporting Goods stores. These openings include former TSA and Golfsmith stores that the Company converted to DICK'S Sporting Goods and Golf Galaxy stores, respectively.

❖	Fourth Quarter 2017

•
Based on an estimated 105 million diluted shares outstanding, the Company currently anticipates reporting earnings per diluted share in the range of $1.05 to 1.17, which includes approximately $0.05 per diluted share for the 53rd week. The Company reported earnings per diluted share of $0.81 in the fourth quarter of 2016.

•
The Company currently anticipates reporting non-GAAP earnings per diluted share in the range of $1.12 to 1.24. This excludes a one-time cost the Company expects to incur to enhance its ScoreCard loyalty program. On a non-GAAP basis, the Company reported earnings per diluted share of $1.32 in the fourth quarter of 2016.

•	Consolidated same store sales are currently expected to decline in the low single-digits in the fourth quarter of 2017, compared to an increase of 5.0% in the fourth quarter of 2016.

•	The Company expects to relocate one DICK'S Sporting Goods store in the fourth quarter of 2017.

❖	Capital Expenditures

•
In 2017, the Company anticipates capital expenditures to be approximately $400 million on a net basis and approximately $515 million on a gross basis. In 2016, capital expenditures were $242 million on a net basis and $422 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10113127. The dial-in replay will be available for approximately 30 days following the live call.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including outlook for earnings and sales in the fourth quarter and 2018; plans to accelerate investments in eCommerce capabilities, technology, DICK'S Team Sports HQ, private brand development, people and our customer experience; anticipated store openings and store relocations; capital expenditures; and share repurchases.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: changes in consumer discretionary spending; our eCommerce platform not producing the anticipated benefits within the expected time-frame or at all; the streamlining of the Company’s vendor base and execution of the Company’s new merchandising strategy not producing the anticipated benefits within the expected time-frame or at all; the amount that we devote to strategic investments and the timing and success of those investments; the integration of strategic acquisitions being more difficult, time-consuming, or costly than expected; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; changes in existing tax, labor and other laws and regulations, including those changing tax rates and imposing new taxes and surcharges; limitations on the availability of attractive retail store sites; omni-channel growth; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; website downtime, disruptions or other problems with our eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the Securities and Exchange Commission ("SEC"), including our most recent Annual Report filed with the SEC on March 24, 2017. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of October 28, 2017, the Company operated more than 715 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK’S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as DICK’S Team Sports HQ, an all-in-one youth sports digital platform offering free league management services, mobile apps for scheduling, communications and live scorekeeping, custom uniforms and FanWear and access to donations and sponsorships. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront.  For more information, visit the Press Room or Investor Relations pages at dicks.com.

Contacts:
Investor Relations:
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	October 28, 2017	% of Sales(1)	October 29, 2016	% of Sales

Net sales	$1,944,187	100.00%	$1,810,347	100.00%
Cost of goods sold, including occupancy and distribution costs	1,410,067	72.53	1,257,504	69.46

GROSS PROFIT	534,120	27.47	552,843	30.54

Selling, general and administrative expenses	475,899	24.48	459,782	25.40
Pre-opening expenses	8,220	0.42	19,304	1.07

INCOME FROM OPERATIONS	50,001	2.57	73,757	4.07

Interest expense	2,839	0.15	1,265	0.07
Other income	(10,768)	(0.55)	(3,778)	(0.21)

INCOME BEFORE INCOME TAXES	57,930	2.98	76,270	4.21

Provision for income taxes	21,017	1.08	27,356	1.51

NET INCOME	$36,913	1.90%	$48,914	2.70%

EARNINGS PER COMMON SHARE:
Basic	$0.35		$0.44
Diluted	$0.35		$0.44

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	105,466		110,607
Diluted	105,814		111,826

Cash dividend declared per share	$0.17000		$0.15125

(1) Column does not add due to rounding.

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	October 28, 2017	% of Sales(1)	October 29, 2016	% of Sales(1)

Net sales	$5,926,350	100.00%	$5,438,548	100.00%
Cost of goods sold, including occupancy and distribution costs	4,213,143	71.09	3,792,529	69.73

GROSS PROFIT	1,713,207	28.91	1,646,019	30.27

Selling, general and administrative expenses	1,385,506	23.38	1,300,071	23.90
Pre-opening expenses	28,441	0.48	34,309	0.63

INCOME FROM OPERATIONS	299,260	5.05	311,639	5.73

Interest expense	6,319	0.11	4,014	0.07
Other income	(28,117)	(0.47)	(7,775)	(0.14)

INCOME BEFORE INCOME TAXES	321,058	5.42	315,400	5.80

Provision for income taxes	113,564	1.92	118,192	2.17

NET INCOME	$207,494	3.50%	$197,208	3.63%

EARNINGS PER COMMON SHARE:
Basic	$1.92		$1.77
Diluted	$1.91		$1.75

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	108,027		111,328
Diluted	108,633		112,407

Cash dividends declared per share	$0.51000		$0.45375

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	October 28, 2017	October 29, 2016	January 28, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111,815	$85,408	$164,777
Accounts receivable, net	88,979	121,189	75,199
Income taxes receivable	72,911	32,583	2,307
Inventories, net	2,178,495	2,092,402	1,638,632
Prepaid expenses and other current assets	129,876	112,523	114,763
Total current assets	2,582,076	2,444,105	1,995,678

Property and equipment, net	1,679,872	1,492,274	1,522,574
Intangible assets, net	144,896	137,155	140,835
Goodwill	245,126	200,594	245,059
Other assets:
Deferred income taxes	10,425	5,345	45,927
Other	122,519	102,733	108,223
Total other assets	132,944	108,078	154,150
TOTAL ASSETS	$4,784,914	$4,382,206	$4,058,296

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,061,776	$1,031,587	$755,537
Accrued expenses	378,477	375,553	384,210
Deferred revenue and other liabilities	161,193	146,585	203,788
Income taxes payable	488	—	53,234
Current portion of other long-term debt and leasing obligations	5,175	615	646
Total current liabilities	1,607,109	1,554,340	1,397,415
LONG-TERM LIABILITIES:
Revolving credit borrowings	454,700	260,900	—
Other long-term debt and leasing obligations	61,413	4,861	4,679
Deferred income taxes	23,710	8,252	—
Deferred revenue and other liabilities	764,996	683,988	726,713
Total long-term liabilities	1,304,819	958,001	731,392
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	797	860	856
Class B common stock	247	247	247
Additional paid-in capital	1,166,370	1,114,622	1,130,830
Retained earnings	2,106,086	1,882,934	1,956,066
Accumulated other comprehensive loss	(85)	(147)	(132)
Treasury stock, at cost	(1,400,429)	(1,128,651)	(1,158,378)
Total stockholders' equity	1,872,986	1,869,865	1,929,489
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,784,914	$4,382,206	$4,058,296

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 28, 2017	October 29, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$207,494	$197,208
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	166,521	149,131
Deferred income taxes	59,145	2,618
Stock-based compensation	24,762	24,746
Other non-cash items	595	541
Changes in assets and liabilities:
Accounts receivable	(18,145)	(38,002)
Inventories	(539,863)	(565,215)
Prepaid expenses and other assets	(20,847)	(10,931)
Accounts payable	316,602	342,369
Accrued expenses	23,404	67,986
Income taxes payable / receivable	(123,350)	(58,841)
Deferred construction allowances	78,482	114,158
Deferred revenue and other liabilities	(49,258)	(32,686)
Net cash provided by operating activities	125,542	193,082
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(386,600)	(307,302)
Acquisitions, net of cash acquired	(8,500)	—
Deposits and purchases of other assets	(2,344)	(41,946)
Net cash used in investing activities	(397,444)	(349,248)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	2,431,200	1,738,200
Revolving credit repayments	(1,976,500)	(1,477,300)
Proceeds from term loan	62,492	—
Payments on other long-term debt and leasing obligations	(1,229)	(437)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	16,558	24,950
Minimum tax withholding requirements	(5,771)	(6,909)
Cash paid for treasury stock	(242,119)	(116,006)
Cash dividends paid to stockholders	(55,375)	(51,246)
(Decrease) increase in bank overdraft	(10,363)	11,354
Net cash provided by financing activities	218,893	122,606
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	47	32
NET DECREASE IN CASH AND CASH EQUIVALENTS	(52,962)	(33,528)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	164,777	118,936
CASH AND CASH EQUIVALENTS, END OF PERIOD	$111,815	$85,408

Store Count and Square Footage

The stores that opened during the third quarter of 2017 are as follows:

Store	Market	Concept
Houston, TX	Houston	DICK'S Sporting Goods
Sacramento, CA	Sacramento	DICK'S Sporting Goods
Medford, MA	Boston	DICK'S Sporting Goods
Pooler, GA	Savannah	DICK'S Sporting Goods
Northbrook, IL	Chicago	DICK'S Sporting Goods
Roseville, CA	Sacramento	DICK'S Sporting Goods
Fairfield, CA	Fairfield	DICK'S Sporting Goods
Lincoln, NE	Lincoln	DICK'S Sporting Goods
Houston, TX	Houston	DICK'S Sporting Goods
Ellicott City, MD	Baltimore	DICK'S Sporting Goods
Fairview Heights, IL	St. Louis	DICK'S Sporting Goods
Tukwila, WA	Seattle	DICK'S Sporting Goods
Tacoma, WA	Seattle	DICK'S Sporting Goods
Bellevue, WA	Seattle	DICK'S Sporting Goods
Prosper, TX	Dallas	DICK'S Sporting Goods (1)
Prosper, TX	Dallas	Field & Stream (1)
Barboursville, WV	Huntington	Field & Stream (1)
Scranton, PA	Scranton/Wilkes Barre	Field & Stream (1)
Fayetteville, NC	Fayetteville	Field & Stream (1)
Florence, AL	Florence	Field & Stream (1)
Kennesaw, GA	Atlanta	Field & Stream (1)

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2017			Fiscal 2016
	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total
Beginning stores	676	121	797	644	97	741
Q1 New stores	15	10	25	3	2	5
Q2 New stores	13	—	13	5	—	5
Q3 New stores	15	6	21	27	9	36
Closed stores	—	4	4	3	2	5
Ending stores	719	133	852	676	106	782

Relocated stores	6	1	7	9	—	9

Square Footage:
(in millions)

	DICK'S Sporting Goods(1)	Specialty Concept Stores(1)	Total(2)
Q1 2016	34.5	2.4	37.0
Q2 2016	34.6	2.4	37.1
Q3 2016	36.1	2.7	38.8
Q4 2016	36.0	3.2	39.3
Q1 2017	36.8	3.5	40.3
Q2 2017	37.4	3.5	40.9
Q3 2017	38.2	3.7	41.9

(1)
Specialty concept stores include the Company's Golf Galaxy, Field & Stream and other specialty concept stores. In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store" and include combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of October 28, 2017, the Company operated 20 combo stores.

(2)	Column may not add due to rounding.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	13 Weeks Ended October 28, 2017

	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$(10,768)	$57,930	$36,913	$0.35
% of Net Sales	(0.55)%	2.98%	1.90%
Sales tax refund (1)	8,104	(8,104)	(5,024)
Non-GAAP Basis	$(2,664)	$49,826	$31,889	$0.30
% of Net Sales	(0.14)%	2.56%	1.64%

(1)	Multi-year sales tax refund. The provision for income taxes was calculated at 38%, which approximates the Company's blended tax rate.

	39 Weeks Ended October 28, 2017

	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$1,385,506	$28,441	$(28,117)	$321,058	$207,494	$1.91
% of Net Sales	23.38%	0.48%	(0.47)%	5.42%	3.50%
Corporate restructuring charge (1)	(7,077)	—	—	7,077	4,388
TSA conversion costs (2)	—	(3,474)	—	3,474	2,154
Contract termination payment (3)	—	—	12,000	(12,000)	(12,000)
Sales tax refund (4)	—	—	8,104	(8,104)	(5,024)
Non-GAAP Basis	$1,378,429	$24,967	$(8,013)	$311,505	$197,012	$1.81
% of Net Sales	23.26%	0.42%	(0.14)%	5.26%	3.32%

(1)	Severance, other employee-related costs and asset write-downs related to corporate restructuring.

(2)	Costs related to converting former TSA stores.

(3)	Contract termination payment. There was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance.

(4)	Multi-year sales tax refund.

(5)	The provision for income taxes for Non-GAAP adjustments was calculated at 38%, which approximates the Company's blended tax rate, unless otherwise noted.

	13 Weeks Ended October 29, 2016

	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$459,782	$19,304	$76,270	$48,914	$0.44
% of Net Sales	25.40%	1.07%	4.21%	2.70%
TSA conversion costs (1)	(6,491)	(1,145)	7,636	4,734
Non-GAAP Basis	$453,291	$18,159	$83,906	$53,648	$0.48
% of Net Sales	25.04%	1.00%	4.63%	2.96%

(1)	Costs related to converting former TSA stores. The provision for income taxes was calculated at 38%, which approximated the Company's blended tax rate.

	39 Weeks Ended October 29, 2016

	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,300,071	$34,309	$315,400	$197,208	$1.75
% of Net Sales	23.90%	0.63%	5.80%	3.63%
TSA conversion costs (1)	(6,491)	(1,145)	7,636	4,734
Non-GAAP Basis	$1,293,580	$33,164	$323,036	$201,942	$1.80
% of Net Sales	23.79%	0.61%	5.94%	3.71%

(1)	Costs related to converting former TSA stores. The provision for income taxes was calculated at 38%, which approximated the Company's blended tax rate.

	13 Weeks Ended January 28, 2017

	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$1,763,669	$575,573	$5,977	$143,020	$90,188	$0.81
% of Net Sales	71.02%	23.18%	0.24%	5.76%	3.63%
Inventory write-down (1)	(46,379)	—	—	46,379	28,755
Non-cash impairment and store closing charge (2)	—	(32,821)	—	32,821	20,349
Non-operating asset impairment (3)	—	(7,707)	—	7,707	4,778
TSA and Golfsmith conversion costs (4)	—	(2,054)	(3,957)	6,011	3,727
Non-GAAP Basis	$1,717,290	$532,991	$2,020	$235,938	$147,797	$1.32
% of Net Sales	69.15%	21.46%	0.08%	9.50%	5.95%

(1)	Inventory write-down to net realizable value in connection with the Company’s new merchandising strategy.

(2)	Included non-cash impairment of store assets and store closing charges primarily related to ten Golf Galaxy stores in overlapping trade areas with former Golfsmith stores.

(3)	Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.

(4)	Costs related to converting former TSA and Golfsmith stores.

(5)	The provision for income taxes for Non-GAAP adjustments was calculated at 38%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 28, 2017

	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income (5)	Earnings per diluted share
GAAP Basis	$5,556,198	$1,875,643	$40,286	$458,422	$287,396	$2.56
% of Net Sales	70.14%	23.68%	0.51%	5.79%	3.63%
Inventory write-down (1)	(46,379)	—	—	46,379	28,755
Non-cash impairment and store closing charge (2)	—	(32,821)	—	32,821	20,349
Non-operating asset impairment (3)	—	(7,707)	—	7,707	4,778
TSA and Golfsmith conversion costs (4)	—	(8,545)	(5,102)	13,647	8,461
Non-GAAP Basis	$5,509,819	$1,826,570	$35,184	$558,976	$349,739	$3.12
% of Net Sales	69.55%	23.06%	0.44%	7.06%	4.41%

(1)	Inventory write-down to net realizable value in connection with the Company’s new merchandising strategy.

(2)	Included non-cash impairment of store assets and store closing charges primarily related to ten Golf Galaxy stores in overlapping trade areas with former Golfsmith stores.

(3)	Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.

(4)	Costs related to converting former TSA and Golfsmith stores.

(5)	The provision for income taxes for Non-GAAP adjustments was calculated at 38%, which approximated the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	October 28, 2017	October 29, 2016
	(dollars in thousands)
Net income	$36,913	$48,914
Provision for income taxes	21,017	27,356
Interest expense	2,839	1,265
Depreciation and amortization	57,436	52,600
EBITDA	$118,205	$130,135
Add: TSA conversion costs	—	7,636
Less: Sales tax refund	(8,104)	—
Adjusted EBITDA, as defined	$110,101	$137,771

% decrease in adjusted EBITDA	(20)%

	39 Weeks Ended
	October 28, 2017	October 29, 2016
	(dollars in thousands)
Net income	$207,494	$197,208
Provision for income taxes	113,564	118,192
Interest expense	6,319	4,014
Depreciation and amortization	166,521	149,131
EBITDA	$493,898	$468,545
Add: Corporate restructuring charge	6,129	—
Add: TSA conversion costs	3,474	7,636
Less: Contract termination payment	(12,000)	—
Less: Sales tax refund	(8,104)	—
Adjusted EBITDA, as defined	$483,397	$476,181

% increase in adjusted EBITDA	2%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	October 28, 2017	October 29, 2016
	(dollars in thousands)
Gross capital expenditures	$(386,600)	$(307,302)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	78,482	114,158
Construction allowance receipts	—	—
Net capital expenditures	$(308,118)	$(193,144)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(Dollars in thousands, except per share amounts)

	14 Weeks Ended February 3, 2018				53 Weeks Ended February 3, 2018
	Low-End		High-End		Low-End		High-End
	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS
GAAP consolidated net income and earnings per diluted share	$110,160	$1.05	$122,560	$1.17	$317,043	$2.95	$330,043	$3.07
Corporate restructuring charge	—		—		7,077		7,077
TSA conversion costs	—		—		3,474		3,474
Contract termination payment	—		—		(12,000)		(12,000)
Sales tax refund	—		—		(8,104)		(8,104)
Loyalty program enhancement costs	12,000		12,000		12,000		12,000
Tax effect of the above items	4,560		4,560		5,490		5,490
Non-GAAP consolidated net income and earnings per diluted share	$117,600	$1.12	$130,000	$1.24	$314,000	$2.92	$327,000	$3.04